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                                                                   EXHIBIT 10.13

                                                                       EXECUTION

                              MANAGEMENT AGREEMENT

            MANAGEMENT AGREEMENT, dated as of October 5, 2000 by and among Hidden Creek Industries, a New York general partnership ("HCI"), Heavy Duty Holdings, L.L.C., a Delaware limited liability company ("Heavy Duty"), Bostrom Holding, Inc., a Delaware corporation ("Bostrom") and its subsidiaries (together with Bostrom, the "Company").

                                   BACKGROUND

            WHEREAS, the Company received valuable services from HCI in connection with the consummation of the transactions contemplated by the Transaction Agreement;

            WHEREAS, the Company desires to receive financial and management consulting services from Heavy Duty and thereby obtain the benefit of the experience of Heavy Duty in business and financial management generally and its knowledge of the Company and its financial affairs in particular. Heavy Duty is willing to provide financial and management consulting services to the Company. Accordingly, the compensation arrangements set forth in this Agreement are designed to compensate Heavy Duty for such services;

            NOW, THEREFORE, in consideration of the foregoing promises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, HCI, Heavy Duty and the Company hereby agree as follows:

                                      TERMS

            1. Engagement. The Company hereby engages Heavy Duty as a financial and management consultant, and Heavy Duty hereby agrees to provide financial and management consulting services to the Company, all on the terms and subject to the conditions set forth below.

            2. Services of Hidden Creek Industries and Heavy Duty Holdings. HCI has provided valuable services to the Company in connection with the consummation of the transactions contemplated by the Transaction Agreement (as defined in Section 3 below). Heavy Duty hereby agrees during the term of this engagement to consult with the Company's board of directors (the "Board") and the management of the Company in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board, including but not limited to:

            (a)   corporate strategy;

            (b)   budgeting of future corporate investments;

            (c)   acquisition and divestiture strategies; and

            (d)   debt and equity financings.

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Members of the Heavy Duty Group will be available to serve on the Boards and will devote such time and attention to the Company's affairs as reasonably necessary to accomplish the purposes of this Agreement. For purposes of this Agreement, the "Heavy Duty Group" means S.A. Johnson, Scott D. Rued, John C. Read, J. Reid Porter, Carl E. Nelson, David J. Huls, Judith A. Vijums, Daniel F. Moorse, Kenneth W. Hager and such other persons as may be designated by HCI from time to time, which persons shall be reasonably acceptable to the Company.

            3. Compensation. (a) The Company agrees to pay to HCI as compensation for services rendered to them with respect to the consummation of the transactions contemplated by the Recommended Cash Offer made by Donaldson, Lufkin & Jenrette on behalf of Commercial Vehicle Systems, plc (the "Transaction Agreement"), a fee for management services equal to $1,000,000 payable upon the consummation of the transactions contemplated by the Transaction Agreement (the "Closing"), (b) the Company agrees to pay to Heavy Duty as compensation for services to be rendered by Heavy Duty hereunder, a fee equal to $500,000 per year (the "Management Fee"), payable monthly in advance, commencing on the first day of the first month following the Closing; provided, however, that in the event the Closing does not occur on the last day of the month, then Heavy Duty shall be entitled to receive a Management Fee for the period beginning on the date on which the Closing occurred until the first day of the month following the Closing in an amount equal to the product of (x) $41,667 multiplied by (y) a ratio, the numerator of which equals the number of days from and including the date on which the Closing occurred until the first day of the month following the Closing, and the denominator of which equals the number of days in the month in which the Closing occurred; provided, further, that on January 1st of each calendar year during the term of the Agreement, the Management Fee shall be increased by the percentage increase in the Consumer Price Index for All Urban Consumers, U.S. City Average, for all items for the preceding twelve calendar months, or if the U.S. government ceases to publish such index, then by such index published by the U.S. government as is in Heavy Duty's judgment most similar to such index, (c) the Company agrees to pay to HCI or Heavy Duty as compensation for services to be rendered by HCI and Heavy Duty in connection with various future transactions a reasonable and customary fee to be determined mutually and in good faith by the Company and Heavy Duty, payable upon consummation of any such future transaction. The Board may, at its sole discretion, elect to increase the amount of the Management Fee. The Company shall promptly reimburse Heavy Duty for such reasonable travel expenses and other direct out-of-pocket expenses as may be incurred by Heavy Duty, its affiliates and their respective officers and employees in connection with the acquisition and the rendering of services hereunder. The parties hereto agree that the obligations of Bostrom and its subsidiaries hereunder are on a joint and several basis with each other.

            4. Term. This Agreement shall be in effect for an initial term of five years commencing on the date hereof, and shall be automatically renewed thereafter on a year to year basis unless one party gives 30 days' prior written notice of its desire to terminate this Agreement; provided, however, that this Agreement shall terminate on the first to occur of (a) the date of the sale of all or substantially all of the Company's assets (other than a sale to an affiliate of the Company), (b) the date of the sale of all of the issued and outstanding capital stock of the Company (other than a sale to an affiliate of the Company), or (c) Heavy Duty giving the Company 30 days' prior written notice of termination. No termination of this Agreement, whether pursuant to this paragraph or

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otherwise, shall affect the Company's obligations with respect to the fees, costs and expenses incurred by Heavy Duty in rendering services hereunder and not reimbursed by the Company as of the effective date of such termination.

            5. Indemnification. The Company agrees to indemnify and hold harmless HCI and Heavy Duty, its officers and employees against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys' fees) arising from their performance hereunder, except as a result of their gross negligence or intentional wrongdoing.

            6. Independent Contractors. HCI, Heavy Duty and the Company agree that HCI and Heavy Duty shall perform services hereunder as independent contractors, retaining control over and responsibility for its own operations and personnel. None of HCI, Heavy Duty or their employees shall be considered employees or agents of the Company as a result of this Agreement nor shall any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company.

            7. Confidential Information. HCI and Heavy Duty acknowledge that the information, observations and data obtained by them and their agents and employees during the course of their performance under this Agreement concerning the business plans, financial data and customer relations of the Company (the "Confidential Data") are the Company's valuable, special and unique assets. Therefore, each of HCI and Heavy Duty agrees that it will not, nor will it permit any of its agents or employees to, use or disclose to any unauthorized person or use any of the Confidential Data obtained by it during the course of their performance under this Agreement without the Company's prior written consent unless and to the extent that (i) the Confidential Data becomes generally known to and available for use by the public other than as a result of its acts or omissions to act or (ii) such use or disclosure is required by any statute, rule, regulation or law or any judicial or administrative body having jurisdiction.

            8. Notices. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

            If to HCI:

                  Hidden Creek Industries
                  4508 IDS Center
                  Minneapolis, MN  55402
                  Attention: Carl E. Nelson
                  Telecopy: (612) 332-2012

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            If to Heavy Duty:

                  Heavy Duty Holdings, L.L.C.
                  4910 IDS Center
                  Minneapolis, MN  55402
                  Attention: John C. Read
                  Telecopy: (612) 204-8941

            If to the Company:

                  c/o Hidden Creek Industries
                  4508 IDS Center
                  Minneapolis, MN  55402
                  Attention: Carl E. Nelson
                  Telecopy: (612) 332-2012

            9. Entire Agreement; Modification. This Agreement (a) contains the complete and entire understanding and agreement of HCI, Heavy Duty and the Company with respect to the subject matter hereof; (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of HCI and Heavy Duty in connection with the subject matter hereof; and (c) may not be modified except by an instrument in writing executed by HCI, Heavy Duty and the Company.

            10. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereby.

            11. Assignment. None of HCI, Heavy Duty or the Company may assign their rights or obligations under this Agreement without the express written consent of the other parties to this Agreement; provided, however, that Heavy Duty may assign its rights and/or obligations under this Agreement to HCI without the consent of the Company.

            12. Governing Law. This Agreement shall be deemed to be a contract made under, and is to be governed and construed in the accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

                                     * * * *

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            IN WITNESS WHEREOF, the parties hereto have executed this Management
Agreement as of the date written above.

                                        HIDDEN CREEK INDUSTRIES

                                        By: /s/ Carl E. Nelson
                                           -------------------------------------
                                        Title:
                                              ----------------------------------
                                        HEAVY DUTY HOLDINGS, L.L.C.

                                        By: /s/ Carl E. Nelson
                                           -------------------------------------
                                        Title:
                                              ----------------------------------
                                        BOSTROM HOLDINGS, INC.

                                        By: /s/ Carl E. Nelson
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        CVS HOLDINGS LIMITED

                                        By: /s/ Carl E. Nelson
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        COMMERCIAL VEHICLE SYSTEMS, PLC

                                        By: /s/ Carl E. Nelson
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

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                                        AGREED AND ACCEPTED:

                                        BOSTROM, PLC

                                        By: /s/ Carl E. Nelson
                                           -------------------------------------
                                        Title:
                                              ----------------------------------